SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549


                         FORM 8-K

                     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2011


                 SCIENTIFIC INDUSTRIES, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

    Delaware        000-6658          04-2217279
_______________   ____________	__________________
(State or other   (Commission       (IRS Employer No.)
 jurisdiction of   File Number)
 incorporation)

                  70 Orville Drive
             Bohemia, New York 11716
______________________________________________________
      (Address of principal executive offices)


                 (631) 567-4700
______________________________________________________
Registrant's telephone number, including area code


                   Not Applicable
_____________________________________________________________
(Former name or former address, if changed since last report)



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ITEM  1.01
See Item 2.01 for information as to an Asset Purchase Agreement and a Research and Development Agreement, both dated November 14, 2011.

ITEM  2.01  Completion of Acquisition or Disposition of Assets

On November 14, 2011, Scientific Bioprocessing, Inc. ("SBI") a recently organized wholly-owned subsidiary of the Company, acquired substantially all of the assets of Fluorometrix Corporation, (the "Assignor") related to the design, development and production of bioprocessing methods, systems and products . The acquired assets consist primarily of a license under certain patents held by the University of Maryland Baltimore County ("UMBC") and sublicenses thereunder granted by Assignor to others including the Company, and know-how. The Company's sublicense is limited to research, design, development and production of incubator systems for vessels, including bags, of 250 milliliter to five liter volumes.

Pursuant to the Asset Purchase Agreement (the "APA") between Assignor and SBI and the Company the consideration paid and payable by the Company consists of $260,000 in cash, of which $100,000 is being held in escrow to secure the Assignor's representations and warranties, 135,135 shares of the Company's Common Stock valued at $400,000 based on the average of the per share closing bid and asked prices of the Common Stock on the Over-the-Counter Market Bulletin Board for the three business days immediately prior to the closing, a $230,000, 3.25% promissory note of the Company payable to UMBC in 36 equal monthly installments of $6,714.05 each, and the obligation to pay Assignor 30% of the net fees, mainly royalties, received by SBI under the acquired license and sublicenses.

Pursuant to the APA, SBI entered into a Research and Development Agreement (the "R&D Agreement") for Assignor to provide research and development services with respect to bioprocessing projects designated by SBI quarterly along with scheduled completion dates subject to the consent of Assignor which may not be unreasonably withheld. The R&D Agreement is for a term expiring November 14, 2013,
with SBI having three renewal options of one year each.   SBI is to
pay the developer a monthly fee of $14,000 subject to a cash penalty or right to terminate in the event of uncured failures to meet development targets.

The Assignor and its affiliates, including Dr. Joseph Qualitz, its President, have agreed to non-competition covenants pursuant to the APA and the R&D Agreements.

SBI intends to conduct the related operations at the facility of the Company's subsidiary Altamira Instruments, Inc., in Pittsburgh,
Pennsylvania.

As a result of the stock issuance, the Company's outstanding shares of Common Stock increased to 1,331,712 as of November 14, 2011.

Assignor's revenues, derived principally from fees paid by its sublicensees under the patent, for its fiscal years ended September 30, 2011 and September 30, 2010 amounted to $230,000 and $176,000 respectively, of which the Company under its sublicense did not pay any amounts for both periods.

No assurance can be given that the related patent will be successfully maintained, or that it will provide meaningful protection with respect to the related business and development or otherwise.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Fluorometrix Corporation was unable to provide audited historical financial statements for its fiscal years ended September 30, 2010 and September 30, 2011 to the Company or the information which would enable the Company without material expense to have them prepared.

(b)	Pro Forma Financial Information

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report was required to be filed.

(c) Exhibits

Exhibit No.        Exhibit
__________        _________________________
2.1 Copy of Asset Purchase Agreement dated as of November 14, 2011 among the Company, Scientific Bioprocessing Inc. and
Fluorometrix Corporation.*

10(a)  Copy of Escrow Agreement
10(b) Copy of Research and Development Agreement, dated November 14, 2011 between Scientific Bioprocessing Inc. and Fluorometrix Corporation
10(c) Copy of $230,000 Promissory Note payable to University of Maryland Baltimore County
10(d) Copy of Non-Competition Agreement with Dr. Joseph Qualitz 10(e) Copy of License Agreement between University of Maryland Baltimore County and Fluorometrix Corporation to be filed by amendment.
10(f) Copy of Sublicense between Fluorometrix Corporation and the Company (filed on June 14, 2006 as Exhibit 10(a)(1) to the Company's Report on Form 8-K, and incorporated herein by reference thereto)

____________________________________________________________________
*Disclosure Schedules to this Exhibit have been omitted pursuant to
Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted Disclosure Schedules to the SEC upon request.


                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SCIENTIFIC INDUSTRIES, INC.
                                        (Registrant)


                                        Date:  November 17, 2011

			                By: /s/ Helena R. Santos
                                        ________________________
                                        Helena R. Santos,
			                President and Chief Executive
 			                Officer